Exhibit 99.1

RYERSON INC. AND SUBSIDIARY COMPANIES

Selected Income and Cash Flow Data - Unaudited

(Dollars in Millions, except Per Ton Data)

	2014		2013	Nine Months Ended
	Third Quarter	Second Quarter	Third Quarter	September 30,
				2014	2013
NET SALES	$947.9	$931.5	$859.8	$2,753.8	$2,657.8
Cost of materials sold	798.4	777.1	704.7	2,302.2	2,188.4

Gross profit	149.5	154.4	155.1	451.6	469.4
Warehousing, delivery, selling, general and administrative	154.2	120.4	119.6	392.4	362.7
Restructuring and other charges	—	—	—	—	2.1
Gain on sale of assets	(1.3)	—	—	(1.3)	—
Impairment charges on fixed assets and goodwill	—	—	1.1	—	8.8

OPERATING PROFIT (LOSS)	(3.4)	34.0	34.4	60.5	95.8
Other income and (expense), net	(8.5)	(1.7)	(1.1)	(8.2)	2.1
Interest and other expense on debt	(27.9)	(27.5)	(27.1)	(82.8)	(83.3)

INCOME (LOSS) BEFORE INCOME TAXES	(39.8)	4.8	6.2	(30.5)	14.6
Provision (benefit) for income taxes	(13.4)	2.1	2.9	(7.8)	6.2

NET INCOME (LOSS)	(26.4)	2.7	3.3	(22.7)	8.4
Less: Net loss attributable to noncontrolling interest	(0.8)	(0.9)	(1.0)	(2.6)	(4.9)

NET INCOME (LOSS) ATTRIBUTABLE TO RYERSON INC.	$(25.6)	$3.6	$4.3	$(20.1)	$13.3

Supplemental Data :
Tons shipped (000)	518	529	519	1,553	1,559
Shipping days	64	64	64	191	191

Average selling price/ton	$1,830	$1,761	$1,657	$1,773	$1,705
Gross profit/ton	289	292	299	291	301
Operating profit/ton	(6)	64	66	39	61

LIFO expense (income)/ton	37	26	(18)	27	(17)

LIFO expense (income)	$19.1	$13.7	$(9.5)	$42.0	$(26.6)

Depreciation and amortization expense	11.7	11.6	12.0	34.2	34.9

Cash flow from operating activities	(54.0)	(15.6)	36.6	(44.6)	88.0
Capital expenditures	(5.5)	(4.8)	(6.0)	(13.7)	(16.5)

See Schedule 1 for EBITDA and Adjusted EBITDA reconciliation.

Schedule 1

RYERSON INC. AND SUBSIDIARY COMPANIES

Reconciliation of Net Income (Loss) Attributable to Ryerson Inc. to EBITDA

(Dollars in millions)

	2014		2013
	Third Quarter	Second Quarter	Third Quarter
Net income (loss) attributable to Ryerson Inc.	$(25.6)	$3.6	$4.3
Interest and other expense on debt	27.9	27.5	27.1
Provision (benefit) for income taxes	(13.4)	2.1	2.9
Depreciation and amortization expense	11.7	11.6	12.0

EBITDA	$0.6	$44.8	$46.3
Gain on sale of assets	(1.3)	—	—
Reorganization	1.7	0.4	2.1
Advisory services fee	25.8	1.2	1.3
Foreign currency transaction (gains) losses	(2.9)	2.2	1.3
Loss on retirement of debt	11.2	—	—
Impairment charges on fixed assets	—	—	1.1
Purchase consideration and other transaction costs	8.5	0.8	1.1
Other adjustments	0.2	(0.5)	(0.2)

Adjusted EBITDA	$43.8	$48.9	$53.0

Adjusted EBITDA	$43.8	$48.9	$53.0
LIFO expense (income)	19.1	13.7	(9.5)

Adjusted EBITDA, excluding LIFO expense (income)	$62.9	$62.6	$43.5

Note:	EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation and amortization. Adjusted EBITDA gives further effect to, among other things, impairment charges on fixed assets, reorganization expenses and the payment of management fees. We believe that the presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) targets. We also use EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. Our definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) may differ from that of other companies.